EXHIBIT 10 C)  REVIEWED 11/13/1998

            BINDING LETTER OF INTENT OF A
              REPRESENTATIVE AGREEMENT

This Representative Agreement sets forth a proposal from Bridge Technology, Inc., a Nevada corporation ("BTI"), with a principal office at 1815 East Carnegie, Santa Ana, CA. 92705, USA, Tel: (714) 891-6508, Fax:
(714) 891-8590, to represent EEMB Corporation, with principal offices at Rm. 3208 Electronic Technology Building, ShenZhen (zipcode 518031), People's Republic of China, ("EEMB"), Tel: 86-755-3782555, Fax: 86-755-3780990. BTI and EEMB may hereinafter be referred to as the "Parties." The terms and conditions of the proposal are described herein below.

	Whereas, EEMB desires to sell its products in USA and Europe markets, and

	Whereas, EEMB desires to establish a strategic relationship with Bridge in order to grow its business as fast as possible, and

	Whereas, EEMB and Bridge desire to join their efforts to promote fast expansion of EEMB business.

	Now therefore, in consideration of mutual covenants and promises herein, the parties hereto agree as follows:

1. Exclusive Representation. EEMB hereby appoints Bridge as the exclusive representative and grants it the right to exclusively register and use the name "EEMB USA", register such business name as necessary, set up a Web site and commence sales and marketing of EEMB products as defined by EEMB from time to time in Exhibit "A". Revenue forecast: EEMB USA shall use its best efforts to reach the following revenues: Calendar year 1999 target is $500,000 in revenues, calendar year 2000 target is $1,000,000 and calendar year 1991 is $2,000,000. Bridge and EEMB agree to operate EEMB USA for a period of three years. This Agreement will be automatically extended for additional three years, unless it is cancelled by either party by a written notice at least 180 days before the expiration date of this contract. This Agreement will be automatically cancelled if target revenues are not achieved as specified. Exclusivity. EEMB shall assure that EEMB products will not be sold in USA by anyone else except EEMB USA, and that EEMB USA shall have the exclusive rights to sell EEMB products in USA, and on a case-by-case basis in European markets.

2. Investment by Bridge. Bridge shall invest the funds necessary to establish an operating entity using the name "EEMB USA", register such business name as necessary, set up a Web site and commence sales and marketing of EEMB products. EEMB USA will provide business plan by 12/8/1998.

3. Investment by EEMB. EEMB shall participate in the funding of this operation by sharing Trade Show expenses of EEMB USA. During the first year EEMB has the option to invest in EEMB USA and purchase certain percentage of EEMB USA to be defined by. Stock Conversion rights: If during third year of operation of EEMB USA EEMB invests in EEMB USA as proposed, then EEMB shall have the right to convert their ownership in EEMB USA to shares of Bridge at the Fair Market Value at the time of conversion. FMV shall be determined by an independent accounting firm, or it shall be agreed upon by both EEMB and Bridge.

4. Customer leads and files. EEMB shall provide all prospective USA customer leads to EEMB USA. EEMB USA shall use its best efforts to develop EEMB business by selling EEMB products. EEMB and Bridge have the right to review EEMB USA results to assure proper operation of EEMB USA.

5. Credit facility. EEMB USA shall open a 120-day L/C for any purchase over $100,000. For direct customers EEMB USA shall arrange for such customer to issue an L/C directly to EEMB on a case-by-case basis. For direct sales and shipments to customers such as Radio Shack and other large customers, the commission paid to EEMB USA will be determined on a case-by-case basis.

6. Confidentiality. Both parties agree to treat all information obtained in this representation is confidential and shall not be disclosed to anyone except their legal or financial consultants.

	If this proposal is acceptable, please sign and return a copy of this BLOI to our office on or before 5:00 p.m. on August 24, 1998.


Very truly yours,




John Harwer, CEO
Bridge




Raymond Wang, General Manager
EEMB USA


CONFIRMATION AND ACCEPTANCE

I, acting as the President of EEMB China, have read the terms and conditions contained in this Exclusive Representation Agreement and, on behalf of EEMB China and Marco Chen, I hereby agree to and accept such terms and conditions on this 24th day of August, 1998.


EEMB, a China Corporation



By: Marco Chen, President

_________________
August 24, 1998